Exhibit 99.1

OHA Investment Corporation to Merge with Portman Ridge Finance Corporation

Combined Entity To Be Managed by an Affiliate of BC Partners Advisors L.P.

New York – August 1, 2019 (GLOBE NEWSWIRE) -- OHA Investment Corporation (NASDAQ: OHAI) (“OHAI”) and Portman Ridge Finance Corporation (“PTMN”) (NASDAQ: PTMN) (f/k/a KCAP Financial, Inc.) today announced that they have entered into a definitive agreement under which OHAI will merge with and into PTMN, a business development company managed by Sierra Crest Investment Management LLC (“Sierra Crest”), an affiliate of BC Partners Advisors L.P. (“BC Partners”) and LibreMax Capital LLC. The transaction is the result of OHAI’s previously announced review of strategic alternatives and has been approved by a unanimous vote of the Special Committee of the Board of Directors of OHAI, the Board of Directors of OHAI (other than directors affiliated with Oak Hill Advisors, L.P., the external advisor to OHAI, who abstained from voting) and the Board of Directors of PTMN.

Transaction Highlights

●	The combined company will be externally managed by Sierra Crest and is expected to have total assets of approximately $372 million, and net asset value of approximately $181 million (each based on March 31, 2019 balance sheets, not adjusted for transaction expenses);

●	OHAI stockholders will benefit from PTMN’s lower fee structure (1.50% management fee vs current management fee of 1.75%; 17.5% incentive fee vs current incentive fee of 20.0%) and should expect to realize net investment income, net asset value and distribution accretion within the first year following closing of the transaction;

●	Following the transaction, current OHAI stockholders are expected to own approximately 16% of the combined company;

●	OHAI’s credit facility will be paid off in full at the closing of the transaction. Based on PTMN’s lower borrowing cost, the combined company can expect to realize interest savings of approximately $0.5 million per annum;

●	The transaction is expected to deliver operational synergies for the combined company as a result of the pro forma larger scale and elimination of redundant OHAI expenses;

●	Pursuant to the merger agreement, if at any time within one year after the closing date of the transaction shares of PTMN are trading at a price below 75% of its net asset value, PTMN will initiate a share buyback program of up to $10 million to support the trading price of the combined entity for up to one year from the date such program is announced;

●	PTMN stockholder approval is not required for the merger transaction, contributing to additional certainty of closing; and

●	Oak Hill Advisors, L.P., the external advisor to OHAI, intends to vote its OHAI shares in favor of the transaction.

Under the terms of the proposed transaction, OHAI’s stockholders will receive value per share (based on the net asset value per share of PTMN’s stock and the aggregate value of cash consideration) of approximately 108% of OHAI’s net asset value per share at the time of the closing of the transaction from PTMN and Sierra Crest. As of March 31, 2019, OHAI’s net asset value was $37.1 million, or $1.84 per share. In connection with the transaction, OHAI stockholders will receive a combination of (i) a minimum of $8 million in cash (approximately $0.40 per share) from PTMN (as may be adjusted as described below); (ii) PTMN shares valued at 100% of PTMN’s net asset value per share at the time of closing of the transaction in an aggregate number equal to OHAI’s net asset value at closing minus the $8 million PTMN cash merger consideration (as may be adjusted as described below); and (iii) an additional cash payment from Sierra Crest, the external adviser to PTMN, of $3 million in the aggregate, or approximately $0.15 per share. Assuming a transaction based on respective March 31, 2019 net asset values for OHAI and PTMN, adjusted for expected transaction expenses, and PTMN’s 60-day volume weighted average price through July 30, 2019 of $2.57, the merger transaction (including the Sierra Crest additional cash payment) currently values OHAI shares at approximately $1.46 per share which represents 83% of OHAI’s March 31, 2019 net asset value and a 35% premium to OHAI’s closing price on July 30, 2019.

If the aggregate number of shares of PTMN stock to be issued in connection with the merger would exceed 19.9% of the issued and outstanding shares of PTMN common stock immediately prior to the transaction closing, then the cash consideration payable by PTMN will be increased to the minimum extent necessary such that the aggregate number of shares of PTMN common stock to be issued in connection with the merger does not exceed such threshold. The exact exchange ratio for the stock component of the merger will be determined by the net asset value of OHAI and PTMN as of the closing, calculated as of 5:00 p.m. New York City time on the day prior to the closing of the transaction. In addition to approval by OHAI’s stockholders, the closing of the merger is subject to customary conditions. The parties currently expect the transaction to be completed in the fourth calendar quarter of 2019.

“We believe this transaction, which is the culmination of a thorough strategic process that OHAI’s Board of Directors initiated to enhance stockholder value, provides an attractive outcome for and is in the best interest of OHAI stockholders, while providing continued value creation opportunity for PTMN stockholders,” said Steven Wayne, OHAI’s President and Chief Executive Officer. “In addition to a significant cash consideration component, we believe our stockholders will continue to realize significant identifiable value through their continued ownership of PTMN stock and partnership with the credit team at BC Partners.”

“We are very excited to merge OHA Investment Corporation with Portman Ridge Finance Corporation, as it embodies an important step in our vision for the BDC space and is expected to be an accretive transaction for OHAI and PTMN stockholders. We believe the combined entity will benefit from having lower financing costs, a lower blended fee structure, a reduction in per share public company costs and increased trading liquidity in the equity,” said Ted Goldthorpe, President and Chief Executive Officer of PTMN and Head of BC Partners Credit.

Transaction Advisors

Keefe, Bruyette & Woods served as exclusive financial advisor to the Special Committee of OHAI’s Board of Directors. Dechert LLP served as counsel to OHAI and the Special Committee of OHAI’s Board of Directors. UBS Investment Bank served as financial advisor and Simpson Thacher & Bartlett LLP served as counsel to PTMN.

Investor Presentation and Conference Call

PTMN and OHAI will host a joint conference call on Thursday, August 1, 2019 at 2:30 pm Eastern Time to discuss the transaction. All interested persons are invited to participate on the call and can access the conference call by dialing (866) 757-5630.  International callers can access the conference by dialing (707) 287-9356. Conference ID is 6296868. Callers are encouraged to dial in at least 5-10 minutes prior to the call. The presentation materials for the call will be accessible through the Investor Relations page of the OHAI’s website, http://www.ohainvestmentcorporation.com or through the Investor Relations Page of PTMN’s website, http://www,portmanridge.com

About OHA Investment Corporation

OHA Investment Corporation (NASDAQ: OHAI) is a specialty finance company designed to provide its investors with current income and capital appreciation. OHAI focuses primarily on providing creative direct lending solutions to middle market private companies across industry sectors. OHAI is externally managed by Oak Hill Advisors, L.P., a leading independent investment firm (www.oakhilladvisors.com). OHAI’s filings with the Securities and Exchange Commission (“SEC”), earnings releases, press releases and other financial, operational and governance information are available on OHAI’s website at http://ir.ohainvestmentcorporation.com/home.

About Portman Ridge Finance Corporation

Portman Ridge Finance Corporation (NASDAQ: PTMN) is a publicly traded, externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. PTMN’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. PTMN’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, an affiliate of BC Partners Advisors, LP and LibreMax Capital LLC.

PTMN’s filings with the SEC, earnings releases, press releases and other financial, operational and governance information are available on PTMN’s website at www.portmanridge.com.

Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties, including statements regarding the completion of the transaction between OHAI and PTMN. We may use words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to various risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the transaction closing, (ii) the expected synergies and savings associated with the transaction, (iii) the expected elimination of certain expenses and costs due to the transaction, (iv) the percentage of OHAI stockholders voting in favor of the transaction, (v) the possibility that competing offers or acquisition proposals for OHAI will be made; (vi) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived; (vii) risks related to diverting management’s attention from OHAI’s ongoing business operations, (viii) the risk that stockholder litigation in connection with the transactions contemplated by the merger agreement may result in significant costs of defense and liability, (ix) the future operating results of our portfolio companies or the combined company, (x) regulatory factors, (xi) changes in regional or national economic conditions and their impact on the industries in which we invest, and (xii) other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the SEC. You should not place undue reliance on such forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements made herein, unless required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release. You should read this communication and the documents that we reference in this communication completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Additional Information and Where to Find It

This communication relates to a proposed business combination involving OHAI and PTMN for which OHAI stockholder approval will be sought (the “Proposal”). In connection with the Proposal, each of OHAI and PTMN intend to file relevant materials with the SEC, including a registration statement on Form N-14, which will include a proxy statement of OHAI and a prospectus of PTMN. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF OHAI ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT OF OHAI REGARDING THE PROPOSAL (THE “PROXY STATEMENT”) WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OHAI, PTMN, THE MERGER AND THE PROPOSAL. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, http://www.sec.gov or, for documents filed by OHAI, from OHAI’s website at http://ir.ohainvestmentcorporation.com/home.

Participants in the Solicitation

OHAI and PTMN and their respective directors, executive officers and certain other members of management, employees of Oak Hill Advisors, L.P and its affiliates and employees of Sierra Crest Investment Management LLC and its affiliates, may be deemed to be participants in the solicitation of proxies from the stockholders of OHAI in connection with the Proposal. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the OHAI stockholders in connection with the Proposal will be contained in the Proxy Statement when such document becomes available. This document may be obtained free of charge from the sources indicated above.

CONTACTS:

OHAI

Steven T. Wayne – President and Chief Executive Officer

Cory E. Gilbert – Chief Financial Officer

OHAICInvestorRelations@oakhilladvisors.com

For media inquiries, contact Kekst and Company, (212) 521-4800

Jeremy Fielding – Jeremy.Fielding@kekst.com

PTMN

Ted Gilpin – Chief Financial Officer (212) 891-5007

info@portmanridge.com

Portman Ridge Finance Corporation

650 Madison Avenue, 23rd floor

New York, NY 10022

For media inquiries, contact:

Prosek Partners

Katherine Segura

+1 (646) 818-9266

ksegura@prosek.com

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